SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                               September 29, 1998

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                            THERMOSPECTRA CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                         1-13876                        04-3242970
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


81 Wyman Street
Waltham, Massachusetts                                           02454-9046
(Address of principal executive offices)                         (Zip Code)


                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ThermoSpectra Corporation's Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: market
growth;   the  impact  of  technological   change;   significant   international
operations;   increased  competition;   ThermoSpectra's   acquisition  strategy;
dependence on the semiconductor industry; the protection, defense, and use of intellectual property; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On September 29, 1998, ThermoSpectra Corporation ("ThermoSpectra") issued a press release announcing that it will record approximately $5.4 million in pretax restructuring and other charges in the third quarter, ending October 3, 1998. ThermoSpectra will incur approximately $3.5 million in severance expenses resulting from a reduction in its workforce of approximately 17 percent (220 employees). In addition, ThermoSpectra will record approximately $1.9 million of charges, primarily consisting of inventory write-downs relating to discontinued products. These charges will reduce third quarter 1998 diluted earnings per share by approximately $.21. ThermoSpectra estimates that these actions will result in 1999 operating savings of approximately $11 million.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                          THERMOSPECTRA CORPORATION



                                          By: /s/ Kenneth J. Apicerno
                                             Kenneth J. Apicerno
                                             Treasurer